Exhibit 11.1
                                                               Page 1 of 6


                        CONTINENTAL AIRLINES, INC.
       STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (1)(2)
             (In thousands of dollars, except per share data)


                                 Three Months Ended    Nine Months Ended
                                 September 30, 1996    September 30, 1996
Primary:
Weighted average shares
 outstanding. . . . . . . . . .      53,423,575            53,190,790
Dilutive effect of outstanding
 stock options, warrants and
 restricted stock grants
 (as determined by the
 application of the
 treasury stock method) . . . .      11,109,142            11,550,495

Weighted average number of
 common shares outstanding,
 as adjusted. . . . . . . . . .      64,532,717            64,741,285

Income before extraordinary
 loss applicable to
 common shares. . . . . . . . .     $    22,704           $   275,530
Add interest expense
 associated with the assumed
 reduction of borrowings,
 net of federal income
 tax effect . . . . . . . . . .               -                     -

Income before extraordinary
 loss, as adjusted. . . . . . .      $   22,704            $  275,530

Per share amount. . . . . . . .      $     0.35            $     4.26


(1) On June 26, 1996, the Board of Directors of the Company declared a two-for-one stock split (the "Stock Split") pursuant to which (a) one share of the Company's Class A common stock, par value $.01 per share, was issued for each share of Class A common stock outstanding on July 2, 1996 (the "Record Date") and (b) one share of the Company's Class B common stock, par value $.01 per share, was issued for each share of Class B common stock outstanding on the Record Date. Shares issuable pursuant to the Stock Split were distributed on or about July 16, 1996.
     All share and earnings per share information for prior periods has been adjusted for the Stock Split.

(2) Excludes extraordinary net loss on early extinguishment of debt of $6.3 million.

                                                               Exhibit 11.1
                                                               Page 2 of 6


                        CONTINENTAL AIRLINES, INC.
         STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (1)
             (In thousands of dollars, except per share data)


                                Three Months             Nine Months
                             Ended September 30,     Ended September 30,
                              1996        1995        1996        1995
Primary:
Weighted average shares
 outstanding. . . . . . .   53,423,575  52,101,304  53,190,790  51,555,420
Dilutive effect of
 outstanding stock
 options, warrants and
 restricted stock grants
 (as determined by the
 application of the
 treasury stock method) .   11,109,142  18,631,626  11,550,495  12,958,756

Weighted average number
 of common shares out-
 standing, as adjusted. .   64,532,717  70,732,930  64,741,285  64,514,176

Income applicable
 to common shares . . . .   $   16,424  $  105,876  $  269,250  $  174,642
Add interest expense
 associated with the
 assumed reduction of
 borrowings, net of
 federal income tax
 effect . . . . . . . . .            -       3,273           -      14,673

Income, as adjusted . . .   $   16,424  $  109,149  $  269,250  $  189,315

Per share amount. . . . .   $     0.25  $     1.54  $     4.16  $     2.93


(1) On June 26, 1996, the Board of Directors of the Company declared a two-for-one stock split (the "Stock Split") pursuant to which (a) one share of the Company's Class A common stock, par value $.01 per share, was issued for each share of Class A common stock outstanding on July 2, 1996 (the "Record Date") and (b) one share of the Company's Class B common stock, par value $.01 per share, was issued for each share of Class B common stock outstanding on the Record Date. Shares issuable pursuant to the Stock Split were distributed on or about July 16, 1996.
     All share and earnings per share information for prior periods has been adjusted for the Stock Split.

                                                               Exhibit 11.1
                                                               Page 3 of 6

                        CONTINENTAL AIRLINES, INC.
       STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (1)(2)
             (In thousands of dollars, except per share data)

                                 Three Months Ended    Nine Months Ended
                                 September 30, 1996    September 30, 1996
Fully diluted:
Weighted average shares
 outstanding. . . . . . . . . .      53,423,575            53,190,790
Dilutive effect of
 outstanding stock
 options, warrants and
 restricted stock grants
 (as determined by the
 application of the
 treasury stock method) . . . .      11,109,142            12,066,413
Dilutive effect of
 Series A debentures. . . . . .               -               858,443
Dilutive effect of
 8-1/2% convertible
 trust originated
 preferred securities . . . . .      10,332,920            10,332,920
Dilutive effect of
 6-3/4% convertible
 subordinated notes . . . . . .       7,617,155             5,245,514

Weighted average number
 of common shares out-
 standing, as adjusted. . . . .      82,482,792            81,694,080





















                                                   (continued on next page)

                                                               Exhibit 11.1
                                                               Page 4 of 6

                        CONTINENTAL AIRLINES, INC.
       STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (1)(2)
             (In thousands of dollars, except per share data)

                                 Three Months Ended    Nine Months Ended
                                 September 30, 1996    September 30, 1996
Income before extraordinary
 loss applicable to
 common shares. . . . . . . . .     $   22,704            $  275,530
Add interest expense
 associated with the
 assumed reduction of
 borrowings, net of
 federal income tax
 effect . . . . . . . . . . . .              -                     -
Add interest expense
 associated with the
 assumed conversion of
 convertible debentures . . . .              -                   440
Add interest expense
 associated with the
 assumed conversion of
 8-1/2% convertible
 trust originated
 preferred securities,
 net of federal income
 tax effect . . . . . . . . . .          3,203                11,651
Add interest expense
 associated with the
 assumed conversion of
 6-3/4% convertible
 subordinated notes,
 net of federal
 income tax effect. . . . . . .          2,342                 4,912

Income before extraordinary
 loss, as adjusted. . . . . . .     $   28,249            $  292,533

Per share amount. . . . .           $     0.34            $     3.58



(1) On June 26, 1996, the Board of Directors of the Company declared a two-for-one stock split (the "Stock Split") pursuant to which (a) one share of the Company's Class A common stock, par value $.01 per share, was issued for each share of Class A common stock outstanding on July 2, 1996 (the "Record Date") and (b) one share of the Company's Class B common stock, par value $.01 per share, was issued for each share of Class B common stock outstanding on the Record Date. Shares issuable pursuant to the Stock Split were distributed on or about July 16, 1996.
     All share and earnings per share information for prior periods has been adjusted for the Stock Split.

(2) Excludes extraordinary net loss on early extinguishment of debt of $6.3 million.

                                                               Exhibit 11.1
                                                               Page 5 of 6

                        CONTINENTAL AIRLINES, INC.
         STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (1)
             (In thousands of dollars, except per share data)

                                 Three Months            Nine Months
                             Ended September 30,     Ended September 30,
                              1996        1995        1996        1995
Fully diluted:
Weighted average shares
 outstanding. . . . . . .   53,423,575  52,101,304  53,190,790  51,555,420
Dilutive effect of
 outstanding stock
 options, warrants and
 restricted stock grants
 (as determined by the
 application of the
 treasury stock method) .   11,109,142  18,631,626  12,066,413  12,917,706
Dilutive effect of
 Series A debentures. . .            -  11,206,692     858,443   3,776,614
Dilutive effect of
 8-1/2% convertible
 trust originated
 preferred securities . .            -           -  10,332,920           -
Dilutive effect of
 6-3/4% convertible
 subordinated notes . . .            -           -   5,245,514           -

Weighted average number
 of common shares out-
 standing, as adjusted. .   64,532,717  81,939,622  81,694,080  68,249,740




















                                                   (continued on next page)

                                                               Exhibit 11.1
                                                                Page 6 of 6

                        CONTINENTAL AIRLINES, INC.
         STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (1)
             (In thousands of dollars, except per share data)

                                 Three Months            Nine Months
                             Ended September 30,     Ended September 30,
                              1996        1995        1996        1995
Income applicable
 to common shares . . . .  $   16,424  $  105,876  $  269,250  $  174,642
Add interest expense
 associated with the
 assumed reduction of
 borrowings, net of
 federal income tax
 effect . . . . . . . . .           -       2,067           -       6,093
Add interest expense
 associated with the
 assumed conversion of
 convertible debentures .           -       1,849         440       1,849
Add interest expense
 associated with the
 assumed conversion of
 8-1/2% convertible
 trust originated
 preferred securities,
 net of federal income
 tax effect . . . . . . .           -           -      11,651           -
Add interest expense
 associated with the
 assumed conversion of
 6-3/4% convertible
 subordinated notes,
 net of federal
 income tax effect. . . .           -           -       4,912           -

Income, as adjusted . . .  $   16,424  $  109,792  $  286,253  $  182,584

Per share amount. . . . .  $     0.25  $     1.34  $     3.50  $     2.68



(1) On June 26, 1996, the Board of Directors of the Company declared a two-for-one stock split (the "Stock Split") pursuant to which (a) one share of the Company's Class A common stock, par value $.01 per share, was issued for each share of Class A common stock outstanding on July 2, 1996 (the "Record Date") and (b) one share of the Company's Class B common stock, par value $.01 per share, was issued for each share of Class B common stock outstanding on the Record Date. Shares issuable pursuant to the Stock Split were distributed on or about July 16, 1996.
     All share and earnings per share information for prior periods has been adjusted for the Stock Split.